Exhibit 107.1
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Ellington Financial Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	Rule 457(o)(1)			225,000,000	0.0001102	$24,795.00
Total Offering Amounts					225,000,000		$24,795.00
Total Fees Previously Paid
Total Fee Offsets
Net Fee Due							$24,795.00
1.The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-269386.